SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
___________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	November 12, 2010

VARIAN MEDICAL SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7598	94-2359345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Hansen Way, Palo Alto, CA	94304-1030
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code	(650) 493-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 12, 2010, the Compensation and Management Development Committee of the Board of Directors (the “Board”) of Varian Medical Systems, Inc. (the “Company”) approved an increase to the percentage of salary that two of the Company’s named executive officers can achieve if the goals under the Company’s Management Incentive Plan are achieved.  Effective for fiscal year 2011, achievement of 100% of the goals will entitle the individuals listed below to the percentage of base salary that appears opposite his name below.

Timothy E. Guertin...........................115%
Robert H. Kluge................................65%

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 12, 2010, the Company’s Board approved amended and restated bylaws for the Company (the “By-Laws”) to be effective immediately.  The full text of the By-Laws is filed as Exhibit 3.1 to this Form 8-K.

The By-Laws amend the prior bylaws of the Company in the following principal respects:

1.
Amend and restate Section 3 (Annual Meetings) to provide that the annual meeting of stockholders shall be held on the second Thursday of February in each year (or if a legal holiday, the next business day) unless otherwise provided by resolution of the Board.

2.	Amend and restate Section 4 (Business Conducted at Annual Meeting) to:
•
Specify that complying with the notice provisions of Section 4 shall be the exclusive means for a stockholder to submit business (other than nominations of directors and other than business properly brought under Rule 14a-8 under the Securities Exchange Act of 1934) before an Annual Meeting of Stockholders.

•
Revise the notice period to bring such business from receipt at the Company’s General Offices not less than 60 days or more than 90 days prior to the anniversary of the mailing of the preceding year’s proxy materials for the preceding year’s annual meeting of stockholders to receipt not less than 90 days or more than 120 days prior to the anniversary of the preceding annual meeting of stockholders.

	•	Make the same adjustment to the notice period if the meeting is advanced more than 30 days or delayed more than 60 days from the anniversary of the prior year’s annual meeting.
	•	Require the notice to include the text of any resolution proposed for adoption and if the business includes amendment of the By-Laws, the text of the amendment.

•
Expand and add specificity to the information that the stockholder proponent must provide about his/her beneficial ownership of Company securities, including direct or indirect ownership of derivative instruments, proxies held, short interest and performance-related fees, and such other information that would be required to be disclosed  in proxy statement related to a contested election of director; require a description of arrangements between the stockholder proponent and any other person in connection with the proposal; and require the stockholder proponent  to make certain representations.

	•	Effect several additional minor clarifications and revisions to Section 4.
3.	Amend and restate Section 8 (Nomination of Directors) to:
•
Require any prospective nominee to complete a questionnaire that includes such background and qualifications as would be required to be disclosed to stockholders pursuant to applicable law or stock exchange rules.

•
Require any prospective nominee to represent that he/she will not enter into an agreement with any person as to how the nominee will vote if elected a director that has not been disclosed to the Company or any agreement that would limit or interfere with the prospective nominee’s ability to comply with his/her fiduciary duties, that he/she will not enter into an agreement with any person for compensation for serving as a director that has not been disclosed and that he/she will comply with all corporate governance, conflict of interest, confidentiality and stock ownership and trading policies.

•
Revise the notice period for a stockholder to make such a nomination at an annual meeting from receipt at the Company’s General Offices not less than 60 days or more than 90 days prior to the anniversary of the mailing of the preceding year’s proxy materials for the preceding year’s annual meeting of stockholders to receipt not less than 90 days or more than 120 days prior to the anniversary of the preceding annual meeting of stockholders.

	•	Make the same adjustment to the notice period if the annual meeting is advanced more than 30 days or delayed more than 60 days from the anniversary of the prior year’s annual meeting.
•
Revise the notice period for a stockholder to make such a nomination at a special meeting from receipt at the Company’s General Offices not less than 60 days or more than 90 days prior to the special meeting of stockholders to receipt not less than 90 days or more than 120 days prior to special meeting of stockholders.

•
Extend the period when no Company announcement is made of all director nominees in the event the number of directors to be elected at the annual meeting is expanded from 70 to 100 days with respect to nominations of persons to be additional directors but retain the requirement that notice be provided within 10 days of public announcement.

•
Expand and add specificity to the information that a nominating stockholder must provide in the notice to include  a description of all material monetary agreements during the past three years and any other material relationships, between such stockholder and his/her affiliates and associates, or others acting in concert, on the one hand, and each proposed nominee, and his/her affiliates and associates, or others acting in concert, on the other hand, including all information that would be required to be disclosed pursuant to Rule 404 under Regulation S-K if the stockholder were a “registrant;” and require the nominating stockholder to make certain representations.

•
Clarify that the stockholder nominating procedure will not affect the rights of the holders of any series of preferred stock to elect directors pursuant to any provision of the Restated Certificate of Incorporation.

	•	Effect several additional minor clarifications and revisions to Section 8.
4.	Amend and restate Section 13 (Inspector of Election; Polls) to clarify that the inspector of elections may be an employee of the Company.
5.	Amend and restate Section 14 (Organization) to:
	•	Provide that the Board may adopt by such rules for the conduct of a meeting of stockholders as it shall deem appropriate.
•
Provide that, except to the extent inconsistent with rules adopted by the Board, the chairman of any meeting shall have the right  to prescribe such rules, and to do all such acts as, in his/her judgment are appropriate, and specify examples of such rules.

•
Make clear that if a stockholder (or qualified representative) does not appear at the annual or special meeting of stockholders to present a nomination or business proposed by such stockholder pursuant to Section 4 or 8, such nomination shall be disregarded and such proposed business shall not be transacted, and sets forth the requirements for a qualified representative of a stockholder.

6.
Add a new Section 72 (Forum Selection) to provide that the Court of Chancery of the State of Delaware shall be the exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim for breach of a fiduciary duty owed by any director or officer of the Company (iii) any action asserting a claim against the Company arising pursuant to any provision of the General Corporation Law of the State of Delaware or the Restated Certificate of Incorporation or the By-Laws, (iv) any action involving the Restated Certificate of Incorporation or the By-Laws, or (v) any action asserting a claim against the Company governed by the internal affairs doctrine.

7.
Amend and restate prior Section 72 as Section 73 (Amendments) to clarify that amendment of the By-Laws by the stockholders must be by affirmative vote of the holders of a majority of the common stock issued and outstanding at an annual or special meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Varian Medical Systems, Inc.

	By:	/s/ John W. Kuo
	Name:	John W. Kuo
	Title:	Corporate Vice President, General Counsel and Secretary

Dated: November 16, 2010

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